EXHIBIT 23.2

Consent of Independent Registered Public Accounting Firm

Element 21 Golf Company
200 Queens Quay East, Unit #1
Toronto, Ontario, Canada, M5A 4K9

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated September 2, 2005, relating to the consolidated financial statements of Element 21 Golf Company, which appear in the Element 21 Golf Company Annual Report on Form 10-KSB for the year ended June 30, 2005.

/s/ Lazar Levine & Felix LLP
Lazar Levine & Felix LLP

New York, New York
September 12, 2006